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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 27, 2000 relating to the financial statements of Trailblazer Pipeline Company and Kinder Morgan Interstate Gas Transmission LLC, which appear in Kinder Morgan Energy Partners, L.P.'s Current Report on Form 8-K/A (Amendment No. 3) dated April 27, 2001 and are incorporated by reference in the previously filed registration statement on Form S-3 (Registration No. 333-55866). We also consent to the incorporation by reference of (1) our report dated February 14, 2001 relating to the financial statements and financial statement schedule, which appears in Kinder Morgan Energy Partners, L.P.'s Amendment No. 2 on Form 10-K/A for the year ended December 31, 2000 and (2) our report dated February 14, 2001 relating to the balance sheet of Kinder Morgan G.P., Inc., which appears in Kinder Morgan Energy Partners, L.P.'s Current Report on Form 8-K/A (Amendment No. 2) dated April 27, 2001, each of which is incorporated by reference in the previously filed registration statement on Form S-3 (Registration No. 333-55866). We also consent to the references to us under the heading "Experts" in the previously filed registration statement.

/s/ PRICEWATERHOUSECOOPERS LLP
    PricewaterhouseCoopers LLP

Houston, Texas
May 14, 2001